Exhibit 10.3

Agreement

This Agreement (this “Agreement”) is made and entered into effective as of May 5, 2017 (the “Effective Date”) by and among Joseph Schnaier, an individual (“Schnaier”), LiveXLive Tickets, Inc., a Delaware corporation (“Buyer”) and Loton, Corp, a Nevada corporation and the parent company of Buyer (“Loton”). Schnaier, Buyer and Loton are each referred to herein as a “Party” and together as the “Parties”

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement, dated as of even date herewith, by and among Schnaier, Buyer, Loton and certain other parties as set forth therein (the “Purchase Agreement”), Schnaier has agreed to pay for certain net losses of the Business (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement); and

WHEREAS, as a further inducement to Schnaier to enter into the Purchase Agreement, Buyer and Loton have agreed to repay to Schnaier certain amounts that he pays pursuant to the terms of Section 7.4 of the Purchase Agreement, all as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereby agree as follows:

1.          Repayment of Funds.

(a)          Pursuant to the terms of Section 7.4 of the Purchase Agreement, Schnaier has agreed to pay for all of Buyer’s net losses of the Business for each calendar month (or pro rata portion thereof), until the earlier of (a) such time as Loton’s Registration Statement on Form S-1 for its underwritten public offering of Loton Common Stock (the “Public Offering”) becomes effective and the Public Offering closes or (b) the twelve (12) month anniversary of this Agreement (such earlier date as between clause (a) and (b), the “Funding End Date”). The Parties hereby agree to cooperate to keep a true and correct record of the total amount that Schnaier has paid pursuant to the foregoing terms.

(b)          Buyer and Loton hereby agree that all payments made by Schnaier pursuant to Section 7.4 of the Purchase Agreement shall be deemed to be a loan by Schnaier to Buyer (the “Loaned Funds”). Buyer and Loton further agree to repay to Schnaier the total amount of the Loaned Funds, by bank check or wire transfer of immediately available funds to such account as Schnaier may instruct, within five (5) business days after the Funding End Date; provided that Buyer or Loton may prepay or repay in full the Loaned Funds at any time prior to the Funding End Date without any penalty. The Loaned Funds shall not bear interest; provided, however, that if the Loaned Funds are not repaid within five (5) business days after the Funding End Date, the Loaned Funds will bear interest at the rate of 6% per annum from such date until the Loaned Funds are repaid in full.

2.          Further Assurances. Each Party hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Agreement and the transactions contemplated hereby.

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3.          Waiver; Amendment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof or thereof may be waived, only by a written instrument signed by each of the Parties hereto or, in the case of a waiver, by the Party waiving compliance. The failure of a Party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

4.          Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Buyer and Loton, and their respective successors, legal representatives and assigns; and to the benefit of Schnaier and his heirs, executors, administrators and legal representatives.

5.          Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

6.          Entire Agreement. The Parties acknowledge and agree that this Agreement is being executed and delivered concurrently and in connection with the execution of the Purchase Agreement. This Agreement, together with the Purchase Agreement and the other documents executed in connection therewith, contains all the understandings and agreements among the Parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or among Buyer, Loton and Schnaier concerning the matters set forth in this Agreement.

7.          Counterparts. This Agreement may be executed in one (1) or more counterparts, which when so executed shall constitute one (1) and the same agreement. Facsimile or .pdf signatures attached to this Agreement shall be as valid and binding as original signatures. The headings herein are for reference only and shall not affect the interpretation of this Agreement.

8.          Notices. The Parties agree that the notice provisions set forth in Section 9.7 of the Purchase Agreement shall apply to this Agreement with equal force and effect.

9.          Attorneys’ Fees. If any legal action or other proceeding is brought with regard to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

LIVEXLIVE TICKETS, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Executive Chairman

LOTON, CORP

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Executive Chairman and President

JOSEPH SCHNAIER

/s/ Joseph Schnaier

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